                                                                                                                                                                                 EXHIBIT 21.1

FIRST BANCORP.

AS OF DECEMBER 31, 2015

Subsidiaries of the Registrant

                                                                                                                                                     Jurisdiction of

Name                                                                                                                                            Incorporation

FirstBank Puerto Rico	Puerto Rico

      First Federal Finance Corporation (D/B/A Money Express)

      First Express, Inc.

      FirstBank Overseas Corp.

      FirstBank Puerto Rico Securities  Corp.

      First Management of Puerto Rico, Inc.

      SM Galeria Paseos SPV, LLC

      FB Las Iguanas Holding Corp.

Puerto Rico
U.S. Virgin Islands
Puerto Rico
Puerto Rico
Puerto Rico
Puerto Rico
Puerto Rico
FirstBank Insurance Agency, Inc.	Puerto Rico